CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LEONARDO DRS, INC.
June 6, 2023
Leonardo DRS, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
FIRST: The name of the Corporation is Leonardo DRS, Inc. (the “Corporation”). The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 8, 1968 under the name Diagnostic/Retrieval Systems, Inc. The Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) was filed with the Secretary of State of the State of Delaware on November 23, 2022.
SECOND: This Amendment (the “Amendment”) to the Certificate was duly adopted in accordance with Section 228 and Section 242 of the DGCL by the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote thereon.
THIRD: Article EIGHTH of the Certificate is hereby amended by deleting Article EIGHTH in its entirety and inserting in its place a new Article EIGHTH to read as follows:
“EIGHTH: A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”

[Signature page follows]

[Signature Page to Certificate of Amendment]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate of amendment on behalf of the Corporation this 6th day of June, 2023.

/s/ Mark A. Dorfman
Mark A. Dorfman
Executive Vice President, General Counsel and Corporate Secretary